SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 21, 2003

METRO-GOLDWYN-MAYER INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Broadway Street, Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

(310) 449-3000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.    Other Events and Regulation FD Disclosure

On January 21, 2003, Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-3 to register 25,000,000 shares of its common stock, par value $0.01 per share, being sold by Tracinda Corporation (“Tracinda”), the Company’s principal stockholder. Tracinda may sell an additional 3,750,000 shares in the event of exercise by the underwriter of an over-allotment option. The registration statement contains preliminary financial information for the Company for the fourth quarter of 2002 and preliminary earnings guidance for 2003. Tracinda is selling the shares because it is eligible for a substantial federal income tax refund if it incurs a capital loss before the end of its fiscal year, January 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

Date:	January 21, 2003	By:	/s/ JAY RAKOW
			Name:	Jay Rakow
			Title:	Senior Executive Vice President and General Counsel